UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1 Oak Park Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-271-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 12, 2008, the Board of Directors of Cambridge Heart, Inc. (the “Company”) amended the compensation arrangement between the Company and Vincenzo LiCausi, Chief Financial Officer of the Company.

Under the terms of the amended compensation arrangement, Mr. LiCausi will receive an annual salary equal to $155,000. Mr. LiCausi will be eligible to receive an annual bonus equal to 30% of the base salary earned for his service as the Chief Financial Officer of the Company, which for 2008 would be up to $46,500, based on the attainment of objectives contained in the bonus plan approved by the Board of Directors from time to time. In addition, the Board of Directors granted Mr. LiCausi a stock option on February 12, 2008 to purchase 150,000 shares of common stock at an exercise price of $1.07 per share, the closing price of the Company’s common stock on the date of grant. The option shares become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. All other terms of Mr. LiCausi’s employment with the Company remain the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: February 19, 2008	By:	/s/ Vincenzo LiCausi
Chief Financial Officer